Exhibit 99.1

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of April 23, 2025 (this “Agreement”), is entered into by and among Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Equiniti Trust Company, LLC (the “Rights Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”), Parent and Snoopy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of March 9, 2025 (as amended, amended and restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, in accordance with the DGCL and on the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide (a) the holders of Shares (other than holders of Dissenting Shares) that are outstanding as of immediately prior to the Effective Time, (b) holders of Company Options with a per share exercise price less than the Common Cash Amount and holders of Unvested Company Restricted Shares, in each case, that are outstanding as of immediately prior to the Effective Time (such Company Options and Unvested Company Restricted Shares collectively, the “Covered Equity Awards”) and (c) holders of Covered Company Warrants, in the case of each of clauses (a) through (c), the right to receive a contingent cash payment as hereinafter described.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

1.	DEFINITIONS

1.1              Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acting Holders” means, at the time of determination, Holders of at least 50% of the outstanding CVRs as set forth on the CVR Register (it being understood that to the extent such Holders are nominees, they may be directed by the beneficial owners of such CVRs).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Alternate Milestone” means the receipt by Parent, any of its Affiliates (including Company) or any of its or their Sublicensees of Regulatory Approval for the Product in any country in the European 5.

“Assignee” has the meaning set forth in Section 6.3.

“Change of Control” means (i) a sale or other disposition of 50% or more of the assets of Parent on a consolidated basis (other than to any direct or indirect wholly owned Subsidiary of Sun Pharmaceutical Industries Ltd., an entity organized under the laws of India), and (ii) a merger or consolidation involving Parent in which Parent is not the surviving entity.

“Covered Company Warrant” means any Company Warrant that is duly exercised (including any “cashless exercise” in accordance with the Merger Agreement) by the holder thereof in accordance with the terms of such Company Warrant following the Closing in exchange for, in respect of each share of Company Common Stock underlying such Company Warrant as of immediately prior to the Closing, the applicable consideration provided under Section 1.9(b)(i) or (b)(ii) of the Merger Agreement.

“Covered Equity Award CVR” means a CVR that was issued in respect of a Covered Equity Award pursuant to the Merger Agreement.

“Covered Equity Award Milestone Payment” means the applicable Milestone Payment, if any, that becomes payable in respect of any Covered Equity Award CVR.

“Covered Equity Awards” has the meaning set forth in the Recitals.

“CVR” means one (1) contractual contingent value right representing the right to receive the applicable Milestone Payment pursuant to, and subject to the conditions set forth in, this Agreement.

“CVR Register” has the meaning set forth in Section 2.3(b).

“Commercially Reasonable Efforts” means, with respect to a particular task or obligation, the level of efforts and resources required to carry out such task in a diligent and sustained manner without undue interruption, pause or delay, which level is at least consistent with the level of efforts and resources that a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates (taken as a whole) would devote to a product at a similar stage of development with similar economic potential as the Product (“Relevant Product”), taking into consideration the relevant technical, commercial, competitive (including with respect to other products in the marketplace or in development), regulatory (including any requirements for, and costs of, trials or studies), proprietary position (including with respect to patent or regulatory exclusivity), legal, scientific, medical, safety and efficacy, product profile, profitability (including pricing, costs, royalty or similar obligations, and reimbursement reasonably expected to be received), intellectual property coverage, labeling and other relevant factors that a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates would normally take into account with respect to a Relevant Product that it owns in determining what level of efforts and resources to devote to such task or obligation, it being understood and agreed that each of the foregoing factors may change from time to time.

“Company Warrant” means a warrant to acquire shares of Company capital stock that remains outstanding and unexercised as of immediately following the Closing.

“DTC” means The Depository Trust Company or any successor thereto.

“Effective Time” shall have the meaning given to it in the Merger Agreement.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Europe” means (a) the member states of the European Union as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization (the “European Union”), (b) the United Kingdom, (c) Switzerland, (d) any member country of the European Economic Area that is not otherwise a member of the European Union, and (e) any country not otherwise included in clauses (a), (b), (c) or (d) that participates in the centralized approval procedure or unified filing system under the auspices of the EMA.

“European 5” means any of Germany, France, Italy, Spain and the United Kingdom.

“European Commission” means the authority within the European Union that, inter alia, has the legal authority to grant approval to MAAs based on input received from the EMA.

“Governmental Body” shall mean any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.

“Holder” means, with respect to any CVR, the Person in whose name such CVR is registered in the CVR Register at the applicable time.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NYSE or Nasdaq).

“Locust Walk” means and Locust Walk Partners, LLC.

“Locust Walk Engagement Letter” means, collectively, that certain engagement letter, dated as of April 2, 2021 by and between the Company and Locust Walk Partners, LLC as well as the Statement of Work No.1, dated as of April 2, 2021, and as amended on December 11, 2024, by and between the Company and Locust Walk Partners, LLC.

“MAA” means a marketing authorization application or equivalent application filed with the applicable Regulatory Authority in any country or jurisdiction, including, with respect to the European Union any such application filed with the EMA pursuant to the centralized approval procedure. For clarity, an MAA does not include any application for pricing or reimbursement approval.

“Milestone” means the first to occur of (i) achievement of the Primary Milestone or (ii) achievement of the Alternate Milestone.

“Milestone Deadline Date” means the date that is thirty-six (36) months after the date on which an MAA for the Product receives a positive validation outcome by the EMA.

“Milestone Notice” has the meaning set forth in Section 2.4(a).

“Milestone Payment” means, with respect to each CVR, a contingent payment equal to (i) $0.70, without interest, if the Milestone is first achieved on or prior to the date that is twelve (12) months prior to the Milestone Deadline Date and the applicable Regulatory Approval provides for a dosing schedule of once every three weeks (Q3W), (ii) $0.45, without interest, if the Milestone is first achieved on or prior to the date that is twelve (12) months prior to the Milestone Deadline Date and the applicable Regulatory Approval provides for a dosing schedule that is more frequent than once every three weeks (Q3W), (iii) $0.45, without interest, if the Milestone is first achieved after the date that is twelve (12) months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable Regulatory Approval provides for a dosing schedule of once every three weeks (Q3W), or (iv) $0.20, without interest, if the Milestone is first achieved after the date that is twelve (12) months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable Regulatory Approval provides for a dosing schedule that is more frequent than once every three weeks (Q3W).

“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, controller or secretary in each case of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.

“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy or by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (b) pursuant to a court order, (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC; (e) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable or (f) as provided in Section 2.6.

“Person” means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision (in each case whether or not having separate legal personality).

“Primary Milestone” means the receipt by Parent, any of its Affiliates (including Company) or any of its or their Sublicensees of Regulatory Approval for the Product in the European Union (and not, for the avoidance of doubt, in any individual country in Europe) pursuant to the centralized approval procedure.

“Product” means cosibelimab (formerly referred to as CK-301), which is an anti-PD-L1 monoclonal antibody.

“Progress Report” has the meaning set forth in Section 4.6.

“Qualified Pharmaceutical Company” means a Person that, together with its Affiliates, has sufficient capabilities and experience in the development, manufacture, distribution and commercialization of pharmaceutical products as well as the financial resources to achieve the Milestone.

“Regulatory Approval” means with respect to any country or jurisdiction, the receipt of all approvals (other than pricing or reimbursement approval(s)) from the applicable Regulatory Authorities necessary to market and sell the Product in such country or jurisdiction, including, in the case of the Primary Milestone, approval by the European Commission of an MAA filed with the EMA pursuant to the centralized approval procedure.

“Regulatory Authority” means any applicable Governmental Body responsible for granting the Regulatory Approval (or any portion thereof) for the Product, including (a) the EMA and the European Commission and (b) any corresponding national or regional Governmental Bodies.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Sublicensee” shall mean an authorized or permitted licensee or sublicensee of rights to the Product.

1.2              Rules of Construction. For purposes of this Agreement, the parties hereto agree that: (a) whenever the context requires, the singular number shall include the plural, and vice versa; (b) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (c) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (d) the meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders; (e) where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires; (f) a reference to any specific applicable Legal Requirement or to any provision of any applicable Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto; (g) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented; (h) they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any applicable Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document; and (i) the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”) unless the subjects of the conjunction are mutually exclusive. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. All references to “Dollars” or “$” are to United States Dollars, unless expressly stated otherwise.

2.	CONTINGENT VALUE RIGHTS

2.1             CVRs. The CVRs represent the rights of Holders to receive contingent cash payments pursuant to this Agreement and the Merger Agreement. The initial Holders shall be determined pursuant to the terms of the Merger Agreement and this Agreement, and a list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Parent in accordance with Section 4.1 hereof and supplemented by Parent by written notice to the Rights Agent from time to time after the date hereof, including upon the issuance of additional CVRs in respect of Covered Company Warrants.

2.2              Non-transferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any such sale, assignment, transfer, pledge, encumbrance or disposal that is not a Permitted Transfer shall be null and void ab initio and of no effect.

2.3              No Certificate; Registration; Registration of Transfer; Change of Address.

(a)               The CVRs shall not be evidenced by a certificate or other instrument.

(b)              The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and transfers of CVRs as herein provided. The CVR Register will initially include one position for Cede & Co. representing all of the CVRs that are issued to the holders of Shares held by DTC on behalf of the street name holders of the Shares. The Rights Agent will have no responsibility whatsoever directly to the street name holders or DTC participants with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of the Shares by sending a lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. In the case of CVRs to be issued in respect of Covered Equity Awards pursuant to the Merger Agreement, such CVRs shall initially be registered in the name and address of the holder of such Covered Equity Awards as set forth in the records of the Company at the Effective Time and in a denomination equal to the number of shares of Company Common Stock subject to such Covered Equity Awards cancelled in connection with the Merger. In the case of CVRs to be issued in respect of Covered Company Warrants, such CVRs shall initially be registered in the name and address of the Holder of such Covered Company Warrants as set forth in the relevant exercise notice or, to the extent not specified therein, as set forth in the Company’s books and records, and in a denomination equal to the number of shares of Company Common Stock subject to such Covered Company Warrants immediately following the Effective Time.

(c)              Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2) register the transfer of the CVR in the CVR Register and notify Parent of the same. No service charge shall be made for any registration of transfer of a CVR, but Parent and the Rights Agent may require payment of a sum sufficient to cover any stamp or other similar Tax or charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid unless and until registered in the CVR Register.

(d)              Holders of CVRs representing at least 5% of the outstanding CVRs may make a written request to Parent for a list containing the names, addresses and number of CVRs of the Holders that are registered in the CVR Register, so long as such request is made in good faith to facilitate the exercise of the rights of such Holder hereunder. The written request must be duly executed by such Holders and set forth a reasonable explanation of the reason for such request. Within ten (10) business days following the receipt by Parent of such request, Parent shall make a written request to the Rights Agent for such information, which request shall specify the name of the requesting Holders. Upon receipt of such written request from Parent, the Rights Agent shall promptly deliver a copy of such list to the requesting Holders at the addresses for such Holders in the CVR Register.

(e)               A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to, and shall promptly record the change of address in the CVR Register.

2.4              Payment Procedures.

(a)               Subject to the remainder of this Section 2.4(a), if the Milestone is achieved prior to the Milestone Deadline Date, Parent shall, within thirty (30) business days of the achievement of the Milestone, deliver to the Rights Agent a notice in writing (a “Milestone Notice”) indicating the achievement of the Milestone and that the Holders are entitled to receive the applicable Milestone Payment or Covered Equity Award Milestone Payment.

(b)              The Rights Agent shall promptly, and in any event within ten (10) business days of receipt of funds from Parent as required pursuant to Section 4.2, (i) send each Holder at its registered address (or, in the case of Cede & Co., pursuant to the applicable procedures of DTC) a copy of such Milestone Notice and (ii) pay to each Holder, subject to receipt of cash from Parent in accordance with Section 4.2 and any letter of instruction reasonably required by the Rights Agent, an amount equal to the product of (x) the applicable Milestone Payment and (y) the number of CVRs (excluding Covered Equity Award CVRs, which are addressed by the next sentence) held by such Holder, which payment shall be made (x) by check mailed to the address of such Holder reflected in the CVR Register as of 5:00 p.m. New York City time on the date of the Milestone Notice, (y) with respect to any such Holder that is due an amount in excess of $5,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of the Milestone Notice, by wire transfer of immediately available funds to the account specified on such instructions or (z) with respect to Cede & Co., by wire transfer of immediately available funds pursuant to the applicable procedures of DTC. Notwithstanding the foregoing, with respect to any Covered Equity Award Milestone Payment, Parent shall or shall cause one of its Subsidiaries as an agent on its behalf to (A) promptly following the achievement of the Milestone, notify the Rights Agent in writing of the Covered Equity Award Milestone Payments and (B) prior to or substantially concurrently with the payment of the Milestone Payments by the Rights Agent under this Section 2.4(b), pay to each Holder of Covered Equity Award CVRs, through Parent’s applicable payroll system, an amount equal to the product of (x) the applicable Covered Equity Award Milestone Payment and (y) the number of Covered Equity Award CVRs held by such Holder, provided that such payments shall be made no later than sixty (60) days following the achievement of the Milestone.

(c)               If any funds delivered to the Rights Agent for payment to Holders as Milestone Payments remain undistributed to the Holders on the date that is one (1) year after the date of the Milestone Notice, Parent shall be entitled to require the Rights Agent to deliver to Parent or its designee any funds which had been made available to the Rights Agent in connection with such Milestone Payments and not disbursed to the Holders (including, all interest and other income received by the Rights Agent in respect of all funds made available to it), and, thereafter, such Holders shall be entitled to look to Parent for the payment in respect of such Holder’s CVRs (subject to abandoned property, escheat and other similar applicable Legal Requirements) only as general creditors thereof with respect to the Milestone Payments that may be payable.

(d)              Neither Parent, the Rights Agent nor any of their Affiliates shall be liable to any Holder for any Milestone Payments delivered to a public official pursuant to any abandoned property, escheat or other similar applicable Legal Requirements. Any amounts remaining unclaimed by such Holders at such time at which such amounts would otherwise escheat to or become property of any Regulatory Authority shall become, to the extent permitted by applicable Legal Requirements, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.

(e)               If the Milestone is not achieved prior to the Milestone Deadline Date, Parent shall, within thirty (30) days of the Milestone Deadline Date, deliver to the Rights Agent a notice in writing (a “Milestone Non-Achievement Notice”) indicating that the Milestone has not been timely achieved. The Rights Agent shall promptly, and in any event within ten (10) business days of receipt, deliver a copy of such Milestone Non-Achievement Notice to the Holders. The Rights Agent will deliver to Parent a certificate certifying the date of delivery of such Milestone Non-Achievement Notice to the Holders.

(f)               Except to the extent any portion of any Milestone Payment is required to be treated as imputed interest under Section 483 of the Internal Revenue Code of 1986, as amended (the “Code”), the parties hereto intend, for U.S. federal and applicable state and local income Tax purposes, to treat (i) Milestone Payments in respect of the CVRs (other than Covered Equity Award CVRs), and not the receipt of the CVRs, as additional consideration for the Shares (subject to withholding Taxes to the extent required by applicable Legal Requirement) in the year in which the Milestone Payments are made, and (ii) Covered Equity Award Milestone Payments, and not the receipt of the Covered Equity Award CVRs, as compensation (subject to withholding Taxes to the extent required by applicable Legal Requirement) in the year in which the Covered Equity Award Milestone Payments are made, and the parties hereto shall not take any Tax position to the contrary, except as required by a determination within the meaning of Section 1313(a) of the Code.

2.5              No Voting, Dividends or Interest; No Equity or Ownership Interest.

(a)               The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.

(b)               The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger or any of their respective Affiliates.

(c)               Neither Parent nor its directors and officers will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement or the CVRs.

2.6              Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or any of Parent's Affiliates without consideration therefor. Parent shall notify the Rights Agent in writing of the abandonment by Holder of such CVR. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article 5 and Article 6. Parent shall notify the Rights Agent in writing of any such extinguishment of a CVR.

2.7              Withholding. Parent, its Affiliates, and the Company (as applicable) shall be entitled to deduct and withhold from the Milestone Payments or Covered Equity Award Milestone Payments (as applicable), such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment or delivery under applicable Legal Requirement. To the extent that amounts of Tax are so deducted and withheld, such deducted and withheld amounts (a) shall be remitted to the applicable taxing authority within the time limits imposed by applicable Legal Requirement and (b) shall be treated for all purposes of this Agreement and the Merger Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

3.	THE RIGHTS AGENT

3.1              Certain Duties and Responsibilities. Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions set forth in this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, bad faith or willful or intentional misconduct.

3.2              Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a)                the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it, in good faith, to be genuine and to have been signed or presented by the proper party or parties;

(b)               whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of gross negligence, bad faith or willful or intentional misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c)                the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection and shall be held harmless by Parent in respect of any action taken, suffered or omitted by the Rights Agent hereunder in good faith and in reliance thereon;

(d)               in the event of litigation or other dispute resolution, the Rights Agent may engage and consult with regulatory experts, drug development experts and other experts and third parties that it, in its sole and absolute discretion, deems appropriate or necessary to enable it to discharge its duties hereunder;

(e)                the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(f)                the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(g)               the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(h)              the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(i)                Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending Rights Agent against any claim, charge, demand, suit or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence, bad faith or willful or intentional misconduct;

(j)                the Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any special, indirect, consequential, or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) arising out of any act or failure to act hereunder;

(k)               Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent prior to the date hereof, and (ii) to reimburse the Rights Agent for all Taxes and governmental charges, reasonable out-of-pocket expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement and the exercise and performance of its duties hereunder (other than personal property Taxes, corporate excise or privilege Taxes, property or license Taxes, Taxes relating to the Rights Agent’s personnel, Taxes imposed on or measured by the Rights Agent’s gross revenues, net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)); and

(l)                no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

3.3              Resignation and Removal; Appointment of Successor.

(a)              The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified but in no event shall such resignation become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect but no such removal shall become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least sixty (60) days prior to the date so specified.

(b)               If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent shall, as soon as is reasonably practicable, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the Acting Holders or incumbent Rights Agent may apply (if the Rights Agent so elects) to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)               Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) business days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be transmitted at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

(d)              Notwithstanding anything else in this Section 3.3, unless consented to in writing by the Acting Holders, Parent shall not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of an international commercial bank.

(e)               The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.

3.4              Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, trusts and duties of the retiring Rights Agent.

4.	COVENANTS

4.1              List of Holders. Promptly following the Effective Time (including from time to time following the issuance of additional CVRs), Parent shall furnish or cause to be furnished to the Rights Agent, in a form reasonably satisfactory to the Rights Agent and received from the Paying Agent (and, in the case of the Holders who held Covered Equity Awards, received from the Company), the names and addresses of the Holders of such securities within thirty (30) days after the Effective Time, and, from time to time thereafter, the names and addresses of any Holders to be issued additional CVRs in respect of Covered Company Warrants.

4.2              Payment of Milestone Payments. If the Milestone has been achieved in accordance with this Agreement prior to the Milestone Deadline Date, Parent shall, promptly (but in any event no later than five (5) business days) following the delivery of a Milestone Notice, deposit with the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the Milestone Payments to be made pursuant to the first sentence of Section 2.4(b).

4.3              Payment to Locust Walk. Concurrently with the payment of the Milestone Payments to all Holders, the Parent shall pay all amounts payable to Locust Walk under the terms of the Locust Walk Engagement Letter arising out of the payment of the Milestone Payments.

4.4              Books and Records. Parent shall, and shall cause its Subsidiaries to, keep true, complete and accurate records in sufficient detail to enable the Holders and their consultants or professional advisors to determine the amounts payable hereunder.

4.5              Further Assurances. Parent agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

4.6              Progress Report. Within sixty (60) days of each June 30 and December 31 occurring after the date hereof and prior to the earlier of (a) the Milestone Deadline Date and (b) the achievement of the Milestone, Parent shall provide the Rights Agent with a written report setting forth in reasonable detail the status of the Milestone, including reasonable detail regarding the efforts Parent and its Affiliates are undertaking to achieve the Milestone (“Progress Report”). Promptly after the Rights Agent’s receipt of a given Progress Report, it shall cause such Progress Report to be delivered to the Holders. Within sixty (60) days after receipt of a given Progress Report, if the Rights Agent requests a meeting with representatives of Parent to discuss such Progress Report, then Parent shall make available for such a meeting at least one officer with operating responsibility for, and with appropriate expertise and knowledge of, the development and regulatory activities of the Product.

4.7              Commercially Reasonable Efforts.

(a)               Commencing upon the Closing Date and continuing until the earlier of (x) the Milestone Deadline Date and (y) the achievement of the Milestone, Parent shall, shall cause its controlled Aﬃliates (including the Company) to, and shall require its and their Sublicensees to, use Commercially Reasonable Eﬀorts to (i) file an MAA for the Product with the EMA within twelve (12) months of the Closing Date or, to the extent any feedback or communications from, or expectations or requirements of, the EMA (including additional trial requirements) make it impracticable or inadvisable to file such MAA within such time period, as promptly thereafter as practicable, and (ii) achieve the Primary Milestone in its then-maximum value as promptly as practicable (including by using its Commercially Reasonable Efforts to timely file any appeals and cure any deficiencies identified in a relevant MAA by the relevant Regulatory Authority). Without limiting the foregoing, neither Parent nor any of its Affiliates (including the Company) shall act (or omit to act) in bad faith for the primary purpose of avoiding achievement of the Milestone or the payment of the Milestone Payment; provided, for the avoidance of doubt, that Parent has no obligation to initiate pursuit of, or to use Commercially Reasonable Efforts to achieve, the Alternate Milestone.

(b)               Parent shall not, and shall cause its Affiliates (including the Company) not to, sell, assign, transfer or exclusively license all or substantially all of their rights to research, develop, manufacture, commercialize and otherwise exploit the Product to a third party prior to the Milestone Deadline Date if the Milestone has not yet been achieved, unless, as a condition to such sale, assignment, transfer or exclusive license, (i) such third party expressly and unconditionally assumes and agrees to be bound, by an assumption agreement, duly executed and delivered to the Rights Agent, all obligations of Parent set forth in this Agreement with respect to the Milestone, including the obligation to pay the Milestone Payments if and when due hereunder and the obligations of Parent pursuant to Section 4.6(a), subject to and in accordance with the terms hereunder, and (ii) if such third party is not a Qualified Pharmaceutical Company, Parent shall remain liable for the performance all of its obligations under this Agreement to the extent such third party does not perform such obligations. Parent shall provide the Rights Agent and the Holders (or cause the Rights Agent to provide to the Holders) prompt written notice of any such sale, assignment, transfer or exclusive license and shall provide the Rights Agent with a duly executed copy of the assumption agreement executed by the applicable third party.

5.	AMENDMENTS

5.1              Amendments without Consent of Holders.

(a)               Without the consent of any Holders, Parent at any time and from time to time, may, and if so requested, the Rights Agent shall, enter into one or more amendments hereto, for any of the following purposes:

(i)                to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(ii)              to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iii)             to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or in the Merger Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iv)             as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act, any applicable state securities or “blue sky” laws or any laws outside the United States;

(v)              to evidence the assignment of this Agreement by Parent as provided in Section 6.3; or

(vi)             any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.

(b)              Without the consent of any Holders, Parent may, and if so requested the Rights Agent shall, at any time and from time to time, enter into one or more amendments thereto to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4 or to transfer CVRs to Parent pursuant to Section 2.6.

(c)               Promptly after the execution by Parent and/or the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall transmit or cause the Rights Agent to transmit a notice thereof through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

5.2              Amendments with Consent of Holders.

(a)               Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of any Holder), with the consent of the Holders of not less than a majority of the outstanding CVRs as set forth in the CVR Register, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.

(b)               Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall transmit (or cause the Rights Agent to transmit) a notice thereof through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

5.3              Execution of Amendments. Prior to executing any amendment permitted by this Section 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent and Parent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, powers, trusts or duties under this Agreement or otherwise.

5.4              Effect of Amendments. Upon the execution of any amendment under this Section 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

6.	OTHER PROVISIONS OF GENERAL APPLICATION

6.1              Notices to the Rights Agent and Parent. Any notice or other communication required or permitted to be delivered to Parent or the Rights Agent under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) two (2) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide or international overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto from the primary recipient thereof); provided that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party):

If to the Rights Agent, to it at:

[•]

Attention:           [•]

Email:                  [•]

With a copy to:

[•]

Attention:           [•]

Email:                  [•]

If to Parent, to it at:

Sun Pharmaceutical Industries, Inc.

Attention:           Erik Zwicker

Email:                  [•]

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

Attention:           Bill Fay

Email:                  [•]

The Rights Agent or Parent may specify a different address or email address by giving notice in accordance with this Section 6.1.

6.2              Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures (in respect of CVRs registered in the name of Cede & Co. only) or mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

6.3              Parent Successors and Assigns. Subject to Section 4.6(b), Parent may not directly or indirectly assign any or all of its rights, interests or obligations hereunder to any person or entity without the prior written consent of the Acting Holders; provided, that Parent may assign, any or all of its rights, interests and obligations hereunder (a) in its sole discretion and without the consent of any other Person, to one or more direct or indirect wholly-owned Subsidiaries of Sun Pharmaceutical Industries Ltd. , an entity organized under the laws of India (but only so long as they remain wholly-owned Subsidiaries of such entity) (provided that such assignment would not be adverse to the Holders), (b) to any Qualified Pharmaceutical Company in connection with any sale, assignment, transfer or exclusive license under Section 4.7(b) or (c) to any other person or entity with the prior written consent of the Acting Holders (each permitted assignee under clause (a), (b) or (c) and any subsequent assignee under the next sentence, an “Assignee”); provided that the Assignee agrees in writing to assume and be bound by all of the terms and conditions of this Agreement. Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees that agree to assume and be bound by all of the terms and conditions of this Agreement; provided, that in connection with any assignment under clause (a), above, Parent (or the other assignor) shall agree to remain liable for the performance by such Assignee of all covenants, agreements and obligations of Parent hereunder, with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors and each Assignee. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments and Section 4.7(b), this Agreement shall not restrict Parent’s, any Assignee’s or any of their respective successors’ ability to merge or consolidate with, or sell, issue, license or dispose of its stock or other equity interests or assets to, any other Person, or spin-off or split-off. Each of Parent’s successors (including following a Change of Control) and each Assignee shall, by a supplemental contingent consideration payment agreement or other acknowledgement executed and delivered to the Rights Agent, expressly assume the due and punctual payment of amounts payable on all of the CVRs and the due and punctual performance of every obligation, agreement and covenant of this Agreement on the part of Parent to be performed or observed by Parent. The Rights Agent may not assign this Agreement without Parent’s written consent; provided that the Rights Agent may assign this Agreement or any rights granted hereunder, in whole or in part, to (i) its Affiliates in connection with a reorganization or (ii) a person that acquires all or substantially all of the business or assets of the Rights Agent whether by merger, acquisition, or otherwise. Any attempted assignment of this Agreement or any rights, interests or obligations in violation of this Section 6.3 shall be void and of no effect.

6.4              No Third Party Beneficiaries; Exercise of Rights by Acting Holders. Nothing in this Agreement, express or implied, shall give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, and the Holders and the Holders’ successors and assigns pursuant to Permitted Transfers, each of whom is intended to be, and is, a third party beneficiary hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Rights Agent, Parent, Parent’s successors and Assignees and the Holders. Notwithstanding anything to the contrary in this Agreement, except for the express rights and obligations of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights; provided that in no event shall the Acting Holders be permitted to take any action or exercise any right hereunder that materially disproportionately and adversely impacts any individual Holder relative to all Holders generally without the consent of such impacted Holder. The Holders of CVRs shall have no rights except the contractual rights as are expressly set forth in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable, and Parent may, in its sole discretion, at any time offer consideration to Holders in exchange for their agreement to irrevocably renounce their rights, in whole or in part, hereunder.

6.5              Governing Law; WAIVER OF JURY TRIAL.

(a)               This Agreement, the CVRs and all actions arising under or in connection herewith and therewith (whether at law, in contract, in tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

(b)               All actions and proceedings (whether at law, in contract, in tort or otherwise) arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, and the parties irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom) (and to the extent such Court of Chancery (or appellate court thereof) lacks jurisdiction over the matter, exclusively in the federal courts of the United States of America located New Castle County in the State of Delaware (or appellate court thereof located within such county)) (the “Chosen Courts”), in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirement.

(c)               EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

6.6              Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.7              Termination. This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder (other than those rights of the Rights Agent which shall under the express terms of this Agreement), and no payments shall be required to be made, upon the earliest to occur of (a) the payment of the full amount of the Milestone Payments required to be paid under the terms of this Agreement pursuant to Section 2.4, (b) the valid delivery of the Milestone Non-Achievement Notice to the Holders by the Rights Agent, (c) the termination of the Merger Agreement in accordance with its terms prior to the occurrence of the Effective Time and (d) the delivery to the Rights Agent of a written notice of termination duly executed by Parent and the Acting Holders. Notwithstanding the foregoing, no such termination shall affect any rights or obligations accrued prior to the effective date of such termination (including in respect of breaches of this Agreement by Parent prior to such termination) or this Section 6, which shall survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent.

6.8              Confidentiality. The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth herein shall be confidential and shall not be used by the receiving party for any purpose other than carrying out their respective duties under this Agreement and shall not be voluntarily disclosed by the receiving party to any other Person, except as may be required by a valid order of any Governmental Body of competent jurisdiction or is otherwise required by applicable Legal Requirement, the rules and regulations of the Securities and Exchange Commission or any stock exchange on which the securities of the disclosing party are listed, or pursuant to subpoenas from state or federal Governmental Bodies.

6.9              Entire Agreement; Counterparts. As between the Parent and the Holders, this Agreement, the Support Agreements and the Merger Agreement constitute the entire agreement and supersede all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof. As between the Parent and the Rights Agent, this Agreement and any schedule or exhibit attached hereto constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by .PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

Sun Pharmaceutical Industries, Inc.

By:	/s/Abhay Gandhi
Name:	Abhay Gandhi
Title:	Chief Executive Officer and President

[Signature Page to Contingent Value Rights Agreement]

EQUINITI TRUST COMPANY, LLC

By:	/s/ Matthew D. Paseka
Name:	Matthew D. Paseka
Title:	SVP, Relationship Director

[Signature Page to Contingent Value Rights Agreement]